SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — November 13, 2007
TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2263 East Vernon Avenue, Vernon, California		90058

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Section 2 — Financial Information
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     True Religion Apparel, Inc. (the “Company”) today announced that it will request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) in response to the receipt of a Nasdaq Staff Determination letter on November 13, 2007, indicating that the Company is not in compliance with the filing requirements for continued listing under Nasdaq marketplace Rule 4310(c) (14). As anticipated, this letter was issued in accordance with Nasdaq procedures due to the delayed filing of the Company’s Form 10-Q for the quarter ended September 30, 2007. Pending a decision by the Panel, the Company’s shares will remain listed on the Nasdaq Global Market. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     As announced on November 7, 2007, the company has determined that a correction is needed to its previously issued financial reports for the fiscal years ended December 31, 2005 and December 31, 2006, including the quarters therein, and the quarters ended March 31, 2007 and June 30, 2007. In addition, following the recent analysis of the company’s compensation programs, the company has decided to voluntarily review the accounting for stock-based compensation awarded in 2003 and 2004.
     The company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 once it concludes its analysis of the 2003 and 2004 stock-based compensation awards and files its restated financial statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit
Number	Description
99.1	Text of press release issued by True Religion Apparel, Inc. dated November 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: November 16, 2007	By:	/s/ Peter F. Collins
		Name:	Peter F. Collins
		Title:	Chief Financial Officer